UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 17, 2009 (August 11, 2009)

CAPSTONE TURBINE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-15957	95-4180883
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

21211 Nordhoff Street,
Chatsworth, California		91311
(Address of principal executive offices)		(Zip Code)

(818) 734-5300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 11, 2009, Capstone Turbine Corporation (the “Company”) and AMB Property, L.P. entered into a second amendment (the “Amendment”) to the Lease Agreement dated September 25, 2000, for leased premises used by the Company for engineering testing and manufacturing located at 16640 Stagg Street, Van Nuys, California.  The Amendment extends the term of the Lease Agreement from November 30, 2010 to December 31, 2012.  The Company has one 5-year option to extend the term of the Lease Agreement beyond December 31, 2012.  The Amendment also adjusts the monthly base rent payable by the Company under the Lease Agreement to the following: $51,162.15 per month from April 1, 2009 through September 30, 2010; $56,475.14 per month from October 1, 2010 through December 31, 2011; and $60,371.34 per month from January 1, 2010 through December 31, 2012.

A complete copy of the Lease Agreement, as amended, is filed as Exhibit 10 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

	Exhibit 10	Lease Agreement between Capstone Turbine Corporation and AMB Property, L.P., dated September 25, 2000, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPSTONE TURBINE CORPORATION

Date: August 17, 2009	By:	/s/ Edward I. Reich
Edward I. Reich
Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit	Description

10	Lease Agreement between Capstone Turbine Corporation and AMB Property, L.P., dated September 25, 2000, as amended.